Exhibit 4.26


NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                          COMMON STOCK PURCHASE OPTION

                 To Purchase 1,000,000 Shares of Common Stock of

                              SAVOY RESOURCES CORP.

     THIS COMMON STOCK PURCHASE OPTION (the "Option") certifies that, for value received, Inteco Holdings, Ltd. (the "Holder"), 18 George Avenue, 2128 Rivonia, Johannesburg, RSA, is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the third anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Savoy Resources Corp., a Colorado corporation (the "Company"), up to 1,000,000 shares (the "Option Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Option shall be equal to the Exercise Price, as defined in Section 2(b).

     Section 1. Definitions. For purposes of this Option:

     (a) The term "Common Stock Equivalents" shall mean the issuance subsequent to the Initial Exercise Date of securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock.

     (b) The term "Market Price" means, as of any date, (A) the closing bid price for the shares of Common Stock on the OTCBB as reported by Bloomberg, or
(B) if the OTCBB is not the principal trading market for the shares of Common Stock in the U.S., the closing bid price on the principal trading market for the Common Stock as reported by Bloomberg, or (C) if the market value cannot be calculated as of such date on either of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company.

     (c) The term "OTCBB" means the Over-The-Counter Bulletin Board operated in the U.S. by the National Association of Securities Dealers, Inc.


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     (d) The term "Trading Day" means any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded in the U.S.

     Section 2. Exercise.

     (a) Exercise of Option. Exercise of the purchase rights represented by this Option may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of this Option and a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a U.S. bank.

     (b) Exercise Price. The exercise price of the Common Stock under this Option shall be $0.08, subject to adjustment hereunder (the "Exercise Price").

     (c) Cashless Exercise. If at any time there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Option Shares by the Holder, then this Option may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Option Shares equal to the quotient obtained by dividing [(A-B)
          (X)] by (A), where:

         (A) = the Market Price on the Trading Day immediately preceding the date of such election;

         (B)      = the Exercise Price of this Option, as adjusted; and

         (X) = the number of Option Shares issuable upon exercise of this Option in accordance with the terms of this Option by means of a cash exercise rather than a cashless exercise.

     Notwithstanding anything herein to the contrary, on the Termination Date, this Option shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

     (d) Mechanics of Exercise.

          (i) Authorization of Option Shares. The Company covenants that all Option Shares that may be issued upon the exercise of the purchase rights represented by this Option will, upon exercise of the purchase rights represented by this Option, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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          (ii) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form annexed hereto properly endorsed, surrender of this Option and payment of the aggregate Exercise Price as set forth above ("Option Share Delivery Date"). This Option shall be deemed to have been exercised on the date the Exercise Price, the properly endorsed Notice of Exercise Form and the Option are received by the Company. The Option Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein, shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Option has been exercised by delivery to the Company of the properly endorsed Notice of Exercise Form and the Option and payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vii) prior to the issuance of such shares, have been paid.

          (iii) Delivery of New Options Upon Exercise. If this Option shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Option Shares, deliver to Holder a new Option evidencing the rights of Holder to purchase the unpurchased Option Shares called for by this Option, which new Option shall in all other respects be identical with this Option.

          (iv) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Option Shares pursuant to this Section 2(d)(iv) by the Option Share Delivery Date, then the Holder will have the right to rescind such exercise.

          (v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Option Shares pursuant to an exercise on or before the Option Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Option Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Option Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Option and equivalent number of Option Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remefies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise ofthe Option as required pursuant to the terms hereof.

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          (vi) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

          (vii) Charges, Taxes and Expenses. Issuance of certificates for Option Shares upon the exercise of this Option shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Option Shares are to be issued in a name other than the name of the Holder, this Option when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          (viii) Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Option, pursuant to the terms hereof.

          Section 3. Certain Adjustments.

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     (a) Stock Dividends and Splits. If the Company, at any time while this
Option is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Option), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by re-classification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event and the number of shares issuable upon exercise of this Option shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     (b) Subsequent Equity Sales. If the Company or any subsidiary thereof, as applicable, at any time while this Option is outstanding, shall offer, sell or grant any Option or option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to Options, options or rights per share that are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, the Exercise Price shall be reduced to equal the Base Share Price and the number of Option Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or if applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Option Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

     (c) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Options) evidences of its indebtedness or assets or right or Options to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price determined as of the record date mentioned above, and of which the numerator shall be such Market Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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
     (d) Fundamental Transaction. If, at any time while this Option is outstanding, (A) the Company effectuates any merger or consolidation of the Company with or into another Person, (B) the Company effectuates any sale of all or substantially all of its assets in one or a series of related transactions,
(C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effectuates any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Option, the Holder shall have the right to receive, for each Option Share that would have been issuable upon such exercise absent such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Option, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Alternate Consideration receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Option is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Option as determined in accordance with the Black-Scholes option pricing formula (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Option following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Option consistent with the foregoing provisions and evidencing the Holder's right to exercise such Option into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effectuated shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Option (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

     (e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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     (f) Voluntary Adjustment By Company. The Company may at any time during the term of this Option reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     (g) Notice to Holders.

          (i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a variable rate transaction.

          (ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or Options to subscribe for or purchase any shares of capital stock of any class or of any rights;
     (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last addresses as it shall appear upon the Option Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or Options, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or Options are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Option during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

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     Section 4. Transfer of Option.

     (a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Option and all rights hereunder are transferable, in whole or in part, upon surrender of this Option at the principal office of the Company, together with a written assignment of this Option substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Option or Options in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Option evidencing the portion of this Option not so assigned, and this Option shall promptly be cancelled. A Option, if properly assigned, may be exercised by a new holder for the purchase of Option Shares without having a new Option issued.

     (b) New Options. This Option may be divided or combined with other Options upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Options are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Option or Options in exchange for the Option or Options to be divided or combined in accordance with such notice.

     (c) Option Register. The Company shall register this Option, upon records to be maintained by the Company for that purpose (the "Option Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Option as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     (d) Transfer Restrictions. If, at the time of the surrender of this Option in connection with any transfer of this Option, the transfer of this Option shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Option, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company.

     Section 5. Miscellaneous.

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     (a) Title to Option. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Option, this Option and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Option together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

     (b) No Rights as Shareholder Until Exercise. This Option does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Option and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Option Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     (c) Loss, Theft, Destruction or Mutilation of Option. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option or any stock certificate relating to the Option Shares, and in case of loss, theft or destruction, or indemnity or security reasonably satisfactory to it (which, in the case of the Option, shall not include the posting of any bond), and upon surrender and cancellation of such Option or stock certificate, if mutilated, the Company will make and deliver a new Option or stock certificate of like tenor and dated as of such cancellation, in lieu of such Option or stock certificate.

     (d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     (e) Authorized Shares.

     The Company covenants that during the period the Option is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Option Shares upon the exercise of any purchase rights under this Option. The Company further covenants that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Option Shares upon the exercise of the purchase rights under this Option. The Company will take all such reasonable action as may be necessary to assure that such Option Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

     Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Option against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Option Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Option Shares upon the exercise of this Option, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Option.

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         Before taking any action that would result in an adjustment in the number of Option Shares for which this Option is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     (f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Option shall be determined in accordance with the laws of the State of Colorado.

     (g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Option, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     (h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered inwriting and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Savoy Resources Corp., 18826 Pagentry Place, Monument, CO 80132, Attn: Arthur Johnson, President & CEO, telecopier number: (719) 488-4394, with a copy by telecopier only to: Patricia Cudd, Esq., Cudd & Associates, 18826 Pagentry Place, Monument, Colorado 80132, telecopier number: (719) 488-4394, and (ii) if to the Holder, to the address listed in the first paragraph of this Option.

     (i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Option or purchase Option Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     (j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Option. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Option and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (k) Successors and Assigns. Subject to applicable securities laws, this Option and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Option are intended to be for the benefit of all Holders from time to time of this Option and shall be enforceable by any such Holder or holder of Option Shares.

     (l) Amendment. This Option may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

     (m) Severability. Wherever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Option.

     (n) Headings. The headings used in this Option are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Option.



                              ********************

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officer thereunto duly authorized.

Dated:  January 1, 2006


                             SAVOY RESOURCES CORP.


                         By: /s/ Arthur Johnson
                             ---------------------------------------------
                              Name:  Arthur Johnson
                              Title:  Presdient and Chief Executive Officer

                               NOTICE OF EXERCISE

TO:      SAVOY RESOURCES CORP.

     (1) The undersigned hereby elects to purchase ________ Option Shares of the Company pursuant to the terms of the attached Option (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Payment shall take the form of (check applicable box):

     [ ] in lawful money of the United States; or

     [ ] the cancellation of such number of Option Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Option with respect to the maximum number of Option Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

     (3) Please issue a certificate or certificates representing said Option Shares in the name of the undersigned or in such other name as is specified below:

                  ----------------------------------------

The Option Shares shall be delivered to the following:

                  ----------------------------------------

                  ----------------------------------------

                  ----------------------------------------

 [SIGNATURE OF HOLDER]

Signature:
           ----------------------------------------------------------------

Name of Authorized Signatory:
                              ---------------------------------------------

Date:
         ------------------------------------------------------------------

                                 ASSIGNMENT FORM
                    (To assign the foregoing Option, execute
                   this form and supply required information.
                  Do not use this form to exercise the Option.)


FOR VALUE RECEIVED, the foregoing Option and all rights evidenced thereby are hereby assigned to

__________________________________________________________ whose address is

__________________________________________________________________________.


-------------------------------------------------------------------------

                                         Dated:  ______________, _______


               Holder's Signature:  _____________________________

               Holder's Address:    _____________________________

                                    _____________________________



Signature Guaranteed:  _____________________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Option, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Option.